Scott W. Anderson
Vice President/Residential Assets

OCWEN
(LOGO)

July 19, 1999

Telephone 561-682-8913
Facsimile 561-682-8186

Norwest Bank Minnesota, National Associate
Diane Tenhoopen
11000 Broken Land Parkway
Columbia, Maryland 21044

RE:

         Officer Certification Ocwen 1997-OFS3 Ocwen 1998-OFS1 Ocwen 1998-OFS2 Ocwen 1998-OFS3 Ocwen 1998-OFS4 Equicon 94-1 Equicon 94-2 Equicon 95-1 Equicon 95-2 Access 96-1 Access 96-2 Access 96-3

Dear Ms. Tenhoopen:

Pursuant to the applicable sections of the above Servicing  Agreements,  I Scott
W. Anderson as officer of Ocwen Federal Bank FSB (the "Bank") confirm that a review of the activities of the Bank ended December 31, 1998 and of performance under the Servicing Agreements has been made under my supervision. To the best of my knowledge, based on such review, the Bank has fulfilled all of its obligations under the Servicing Agreement throughout the period, other than as noted in the Management Assertion on Compliance with USAP.

Sincerely,

Scott W. Anderson
Vice President Residential Assets

SWA/dls

The Forum 1675 Palm Beach Lakes Boulevard, West Palm Beach. FL 33401